UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2014

Health Revenue Assurance Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	333-173039	99-0363866
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8551 W. Sunrise Boulevard, Suite 304 Plantation, Florida	33322
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-472-2340

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2014, the Board of Directors of Health Revenue Assurance Holdings, Inc. (the “Company”) appointed Mr. Todd Willis as its interim Chief Executive Officer.  Since October 2013, Mr. Willis has served as the Senior Vice President of the Company’s Coding Business Unit. From October 2012 until September 2013, Mr. Willis served as the Senior Vice President and Chief Operating Officer of HIM Connections, a recruitment and staffing firm specializing in health care organizations worldwide.  From September 2003 through October 2012, Mr. Willis was the Chief Operating Officer of The Coding Center, a company focused on specialty outsourced remote coding which was acquired by HIM Connections in May 2013. Mr. Willis is 49 years old.   On April 16, 2014, Mr. Tim Lankes resigned from his position as Chief Executive Officer and a director of the Company effective on such date.  Mr. Lankes’ resignation as a director of the Company was due to a disagreement with certain decisions and conduct taken by the Company’s board of directors.  Mr. Lankes did not serve on any committees or hold any other positions in the Company. A copy of correspondence from Mr. Lankes is attached as Exhibits 99.1.  On April 18, 2014, Mr. Evan McKeown resigned as Chief Financial and Accounting Officer of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
99.1	Letter from Mr. Tim Lankes

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
Date: April 22, 2014
	By:	/s/ Andrea Clark
	Name:	Andrea Clark
	Title:	Chairman of the Board of Directors

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